Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Amplitude, Inc.:

We consent to the use of our report dated June 21, 2021 with respect to the consolidated financial statements incorporated by reference herein.

/s/ KPMG LLP

San Francisco, California

September 21, 2021